EXHIBIT 99

[GRAPH]

--------------------------------------------------------------------------------
NOVEMBER 06, 2002
--------------------------------------------------------------------------------

         WILLIAMS SETS EARNINGS RELEASE AND CONFERENCE CALL FOR NOV. 14

TULSA, OKLA. -- Williams (NYSE:WMB) plans to announce its third-quarter 2002 financial results before the market opens Nov. 14 and submit its Form 10-Q with the Securities and Exchange Commission the same day. The company will make its earnings release and the 10-Q available on www.williams.com.

Williams' management will discuss the company's third-quarter earnings during a conference call with analysts at 10 a.m. Eastern on Nov. 14.

Analysts are encouraged to participate using a webcast that will be available at www.williams.com. A limited number of phone lines also will be available at
(800) 810-0924. International callers should dial (913) 981-4900. Callers should dial in at least five minutes prior to the start of the discussion.

Audio replay of the conference call will be available from 1 p.m. Eastern on Nov. 14 through midnight on Nov. 20. To access the replay, dial (888) 203-1112. International callers should dial (719) 457-0820. The replay passcode is 696917.

ABOUT WILLIAMS (NYSE: WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Based in Tulsa, Okla., Williams' operations span the energy value chain from wellhead to burner tip. Company information is available at www.williams.com.


                                       ###


Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

--------------------------------------------------------------------------------

CONTACT INFORMATION:

             Kelly Swan         Williams Media Relations       918-573-6932         kelly.swan@williams.com

           Richard George      Williams Investor Relations     918-573-3679       richard.george@williams.com